Exhibit 24
POWER OF ATTORNEY
Know all by these presents that the undersigned hereby
constitutes and appoints D. Bruce Sewell
and Gene D. Levoff, and each of them, signing
singly, the undersigned's true and lawful attorney-in-fact to:
(1)        execute for and on behalf of the undersigned,
in the undersigned's capacity as a director
or officer of Apple Inc. ("Apple"), any
Forms 3, 4 and 5 or  any amendments thereto,
in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"),
and the rules thereunder;

 (2)        do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to complete the execution of any such Forms 3, 4 or  5
and any amendments thereto, and the timely filing of such
form with the United States Securities and Exchange Commission and any
stock exchange or other authority; and

 (3)        take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned, pursuant
to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in his or her discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Apple assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Apple, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
The undersigned understands and acknowledges that the
Securities and Exchange Commission requires any electronic requests for a Form ID and/or Passphrase be authenticated. The undersigned hereby confirms the authenticity of any such electronic request
submitted for a Form ID and/or Passphrase, or any
update thereto, by any of the foregoing attorneys-in-fact
on or after the date hereof.
IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 26th day of January 2015.

 /s/ Chris Kondo
Senior Director, Corporate Accounting